EuroPacific Growth Fund
333 South Hope Street, Los Angeles, California 90071
Telephone (213) 486-9200

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 48K1 and 48K2, 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and 74U2, 74V1 and 74V2 complete answers are as follows:

Item 48K1 and K2
Advisory Contract ($000’s omitted)

K1) Maximum Asset Value	$115,000,000
K2) Maximum Fee Rate	0.3970

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$0.00
Class B	$0.00
Class C	$0.00
Class F-1	$0.00
Class F-2	$0.00
Total	$0.00
Class 529-A	$0.00
Class 529-B	$0.00
Class 529-C	$0.00
Class 529-E	$0.00
Class 529-F-1	$0.00
Class R-1	$0.00
Class R-2	$0.00
Class R-3	$0.00
Class R-4	$0.00
Class R-5	$0.00
Class R-6	$0.00
Total	$0.00

Item 73A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.00
Class B	$0.00
Class C	$0.00
Class F-1	$0.00
Class F-2	$0.00
Class 529-A	$0.00
Class 529-B	$0.00
Class 529-C	$0.00
Class 529-E	$0.00
Class 529-F-1	$0.00
Class R-1	$0.00
Class R-2	$0.00
Class R-3	$0.00
Class R-4	$0.00
Class R-5	$0.00
Class R-6	$0.00

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	1,061,388
Class B	26,965
Class C	75,806
Class F-1	206,287
Class F-2	76,728
Total	1,447,174
Class 529-A	20,104
Class 529-B	2,479
Class 529-C	7,859
Class 529-E	1,131
Class 529-F-1	1,334
Class R-1	6,278
Class R-2	33,186
Class R-3	174,785
Class R-4	287,375
Class R-5	435,709
Class R-6	114,955
Total	1,085,195

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$37.68
Class B	$37.17
Class C	$36.70
Class F-1	$37.51
Class F-2	$37.73
Class 529-A	$37.39
Class 529-B	$36.67
Class 529-C	$36.60
Class 529-E	$37.08
Class 529-F-1	$37.40
Class R-1	$36.42
Class R-2	$36.59
Class R-3	$37.00
Class R-4	$37.09
Class R-5	$37.70
Class R-6	$37.73